SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                      _______________________________

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                    __________________________________


   Date of Report (Date of earliest event reported):  January 21, 1998



                           WESTBANK CORPORATION
            (Exact name of Registrant as specified in charter)



          Massachusetts       000-12784                  04-2830731
(State or other jurisdiction  (Commission file number)   (IRS employer
       of incorporation)                          identification no.)



      225 Park Avenue, P.O. Box 149, West Springfield, MA 01090-0149
           (Address of principal executive offices)  (Zip Code)



                             (413)   747-1400
           (Registrant's telephone number, including area code)
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 Item 5.  Other Events

     On January 21, 1998, the Board of Directors of the Company adopted amendments to the Company s By-Laws. These amendments relate to, inter alia, the rescheduling of meetings/adjournments, enlargement of the board, voting procedures and inspectors of elections, control share acquisition, removal of a director by the board of directors without cause, and the issuance of capital stock.

     Set forth below is a description of certain of the other amendments which does not purport to be complete and is qualified in its entirety by reference to the By-Laws.

          Advance Notice Provisions/Presence at a Meeting. The amendments require, inter alia, at least 75 days notice of business or director nominations to be considered at an annual meeting of stockholders and also require that a stockholder or his or her representative be present at a meeting in order for the stockholder s proposal to be presented.

          Special Meetings. The amendments increase the percentage of stockholders required to call a special meeting of stockholders to 66 2/3% unless otherwise provided by law.

          Election and Eligibility of Directors. The amendments provide that the number of directors is to be set by the Board of Directors.

          Amendment and Repeal.  The amendments provide for a 66
          2/3% vote of stockholders to amend or repeal any By-Law, except in specified circumstances.

     The complete text of the amended By-Laws is attached hereto as
Exhibit 5.1 and is incorporated herein by reference. As noted above, the foregoing description of the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws which are incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

     Exhibit 5.1 - By-Laws of Westbank Corporation, as amended


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   WESTBANK CORPORATION


Date:   February 2, 1998           By:/s/ Donald R. Chase
                                      Donald R. Chase
                                      President and
                                      Chief Executive Officer

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                               EXHIBIT INDEX

Exhibit No.

5.1       By-Laws of Westbank Corporation, as amended